Exhibit 10.19

SOUTHEASTERN GROCERS, INC.
AMENDED AND RESTATED 2018 OMNIBUS EQUITY INCENTIVE PLAN

Amended and Restated Performance-Based Restricted Stock Unit Award Agreement

THIS AMENDED AND RESTATED PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”), is made, by and between Southeastern Grocers, Inc., a Delaware corporation (the “Company”), and [Name] (the “Participant”), effective as of January [•], 2021 (the “Effective Date”). This Award Agreement amends and restates in its entirety (i) the Performance-Based Restricted Stock Unit Award Agreement dated as of May 6, 2020, and (ii) the Restricted Stock Unit Agreement Settlement Election Form entered into with respect thereto, in each case, by and between the Company and the Participant (collectively, the “Prior RSU Agreements”).

R E C I T A L S:

WHEREAS, the Participant was previously granted Restricted Stock Units with vesting based upon continued Service and the occurrence of an “Exit Event” (the “RSUs”) pursuant to the Southeastern Grocers, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan (the “Plan”) and the Prior RSU Agreements;

WHEREAS, the Participant holds [•] share units of the RSUs, which remain outstanding as of the date hereof; and

WHEREAS, in connection with the initial public offering of the Company’s common stock, the Board has approved an amendment and restatement of the Prior Agreement to provide for the vesting and termination of the RSUs, in accordance with the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the Plan.

2.                                      Vesting and Settlement of RSUs.

(a)                                 The RSUs are fully vested as of the Effective Date. The Board has taken irrevocable action, effective as of the Effective Date, to terminate and liquidate this Agreement in accordance with Section 409A of the Code, including all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), and Participant’s right to settlement of the RSUs in connection with such termination shall be as provided below.

(b)                                 All vested RSUs shall be settled within thirty (30) days following the date that is twelve (12) months following the Effective Date (such date, the “Payment Date”).  Notwithstanding the foregoing, as required by Section 409A, any vested RSUs that would otherwise be settled under the terms of the Prior Agreement as in effect immediately prior to the Effective Date, upon a date earlier than the Payment Date (i.e., assuming no action had been taken to accelerate the vesting or terminate and liquidate the RSUs, as provided herein) shall be settled in accordance with such terms. All payments under this Agreement shall be made in a manner that complies with the requirements of Section 409A.

(c)                                  On the Payment Date, sixty percent (60%) of the vested RSUs shall be settled through the issuance of one Share for each vested RSU, and (ii) forty percent (40%) of the vested RSUs shall be settled through a cash payment equal to the Fair Market Value of one Share for each vested RSU. The Participant shall not have the rights of a stockholder of the Company with respect to any vested RSUs unless and until Shares are issued to the Participant in accordance with this Section 2(c).

3.                                      Dividend Equivalent Rights. In the event that any dividends are paid on the Shares while the RSUs remain outstanding, the Participant shall be credited with dividend equivalent rights in respect of the dividends paid on the Shares to which the Participant will be entitled to receive upon the settlement of the RSUs. Such dividend equivalent rights will accumulate as additional RSUs, subject to the terms hereof. All such dividend equivalent rights shall be subject to the same settlement provisions that apply to the RSUs generally.

4.                                      No Right to Continued Service. This Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.

5.                                      Non-Transferability. Unless otherwise determined by the Committee, (i) the Participant shall not be permitted to transfer, assign or sell any portion of the RSUs, and (ii) the Participant shall not be permitted to transfer, assign sell any Shares issued upon settlement of the RSUs prior to the first (1st) anniversary of the Effective Date, except in each case in the event of death in accordance with Section 15.5 of the Plan.

6.                                      Adjustment of RSUs. Adjustments to the RSUs (or any Shares underlying the RSUs) shall be made in accordance with Section 13 of the Plan.

7.                                      RSUs Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the terms and conditions of the Plan; provided however, that in the event of a conflict between any term hereof and a term of the Plan, the applicable term of this Award Agreement shall govern and prevail.

8.                                      Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

9.                                      Securities Laws. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

10.                               Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11.                               Entire Agreement. This Award Agreement, the Plan and the Stockholders Agreement, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof, merging any and all prior agreements.  The Prior Agreement and the RSUs awarded thereunder are amended and superseded as provided herein.

12.                               Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

13.                               Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.                               No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the RSUs. The Committee and the Company make no guarantees regarding the tax treatment of the RSUs. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code and all regulations, guidance, compliance programs and other interpretive authority thereunder (“Section 409A”) or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to the Participant with respect thereto.

15.                               Compliance with Section 409A. The Company intends that the RSUs be structured to satisfy an exemption from or be compliant with, Section 409A, such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the RSUs. In the event the RSUs are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 12.1 of the Plan.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

SOUTHEASTERN GROCERS, INC.

By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:

[Name]